Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS THIRD QUARTER 2017 RESULTS

 RevPAR Increased 2.9 percent; Franchise and other Fee-based Revenue Grew 9.4 percent

Company Reports Fifth Consecutive Quarter of Market Share Gains

IRVING, Texas (November 1, 2017) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported results for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Grew system-wide comparable RevPAR 2.9 percent; excluding the impact of the owned hotels undergoing significant renovation as part of the repositioning effort, RevPAR grew 4.0 percent

•	Increased RevPAR Index by 147 bps, the fifth consecutive quarter of market share growth

•	Increased franchise and other fee-based revenue 9.4 percent

•	Opened nine franchised hotels, totaling over 700 rooms, including locations in Brooklyn, New York and Anchorage, Alaska

•	Completed 8 renovations as part of the Company’s owned hotel repositioning effort, including completion of the Company’s downtown San Antonio location

•

Increased franchise pipeline to 252 hotels, representing approximately 23,700 additional rooms, and continued to expand the brand’s footprint with 16 new franchise agreements including locations in downtown Nashville, Tennessee, Santa Cruz, California, and the Beacon Hill neighborhood of Kansas City, Missouri

•	Continued to generate strong cash flow

•	Reported Net Income of $12.4 million and Adjusted Net Income of $15.9 million; Net Income per Share was $0.11 and Adjusted Earnings per Share was $0.14

Overview

“La Quinta’s third quarter results demonstrate the momentum we are building in our business, as we execute on our key strategic initiatives to deliver a consistent product, to consistently deliver an outstanding guest experience and to drive engagement with our brand.  We saw impressive gains in RevPAR and guest satisfaction scores this quarter, which resulted in our fifth consecutive quarter of market share gains,” said Keith A. Cline, President and Chief Executive Officer of La Quinta.  We completed the renovation of eight additional hotels in our repositioning program during the third quarter and continue to be encouraged by the positive response from our guests. We also added to a strong pipeline that will allow us to further expand our reach into new markets and take advantage of our unique growth opportunity in the industry.”

Mr. Cline continued, “Like many others in our industry, La Quinta was impacted by the devastation caused by Hurricanes Harvey and Irma. As of today, we still have eight owned and two franchised hotels closed and over 3,000 rooms out of service across Texas, Florida and Georgia.  We anticipate that these closures will have a meaningful impact on our owned hotel business in the fourth quarter.   Our teams are working diligently to get rooms back in service as quickly as possible.  I am so proud of our team members who continue to work tirelessly, despite their own personal situations, to serve our guests, help those in need and support their communities.”

Financial Overview

For the third quarter of 2017, the Company grew system-wide comparable RevPAR 2.9 percent over the same period of 2016, driven by 5.0 percent growth in its franchise locations and 0.4 percent growth in its owned hotels. Excluding the impact of the owned hotels undergoing significant renovation as part of the repositioning effort, system-wide comparable RevPAR increased 4.0 percent in the third quarter. The Company grew franchise and other fee-based revenue 9.4 percent in the third quarter of 2017 over the prior year period and reported its fifth consecutive quarter of market share growth, as evidenced by a 147 basis point improvement in RevPAR index over the prior year period.

For the third quarter of 2017, the Company reported net income of $12.4 million and adjusted net income of $15.9 million. Net Income per Share was $0.11 and Adjusted Earnings per Share was $0.14.

Total Adjusted EBITDA for the third quarter of 2017 was $93.8 million. Total Adjusted EBITDA for the third quarter of 2017 as compared to the prior year quarter was affected by the sale of owned hotels in 2016 and early 2017.  These hotels contributed revenues of approximately $6.7 million and total Adjusted EBITDA of approximately $1.7 million in the third quarter of 2016, which did not recur in 2017. Total Adjusted EBITDA was also impacted by competitive wage pressures as well as an elevated presence of third-party booking agents in the Company’s channel mix as compared to the prior year.

Hurricanes Harvey and Irma had a meaningful impact on the Company’s business in the third quarter.  Due to the damage caused by the hurricanes, the Company currently has eight owned and two franchised hotels closed and over 3,000 rooms out of service.  The Company is working to reopen the hotels and to restore the out-of-order rooms to service as quickly as possible, but currently estimates that a portion of the rooms and several hotels could be closed for more than 90 days.

The Company expects to generate approximately $5 million less Adjusted EBITDA than it had previously projected in the fourth quarter of 2017 due to the impact of Hurricanes Harvey and Irma and is updating its guidance below to reflect these revised expectations.

The Company’s system-wide portfolio, as of September 30, 2017, is located across 48 states in the U.S., as well as in Canada, Mexico, Honduras and Colombia. The portfolio includes:

	September 30, 2017		September 30, 2016
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	317	40,500	325	41,500
Joint Venture	1	200	1	200
Franchised(2)	576	47,100	567	46,300
Totals	894	87,800	893	88,000

(1)

As of September 30, 2017 and 2016, Owned included three hotels (400 rooms) and nine hotels (1,100 rooms), respectively, designated as assets held for sale, which are subject to definitive purchase agreements

(2)

As of September 30, 2017 and 2016, Franchised included five hotels (600 rooms) and eight hotels (1,100 rooms), respectively, under temporary franchise agreements related to formerly owned hotels which are in the process of leaving the system

The results of operations for the Company for the three months ended September 30, 2017 and 2016 include the following highlights  ($ in thousands, except per share amounts):

	Three Months Ended September 30,
	2017 (1)	2016 (1)	% Change
Total Revenue	$268,642	$272,312	-1.3%
Franchise and Management Segment Adj. EBITDA	33,174	32,101	3.3%
Owned Hotels Segment Adj. EBITDA	69,295	76,662	-9.6%
Total Adj. EBITDA	93,824	100,737	-6.9%
Total Adj. EBITDA margin	34.9%	37.0%
Operating Income	42,132	61,285	-31.3%
Operating Income Margin	15.7%	22.5%
Adj. Operating Income	47,975	60,295	-20.4%
Adj. Operating Income Margin	17.9%	22.1%

(1)	2016 results include approximately $6.7 million of total revenues and approximately $1.7 million of total Adjusted EBITDA from hotels sold in 2016 and 2017

	Three Months Ended		Three Months Ended
	September 30, 2017		September 30, 2016		% Change
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Net Income Attributable to La Quinta Holdings’ stockholders	$12,415	$0.11	$22,666	$0.20	-45.2%	-45.0%
Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$15,921	$0.14	$22,072	$0.19	-27.9%	-26.3%

The results of operations for the Company for the nine months ended September 30, 2017 and 2016 include the following highlights ($ in thousands, except per share amounts):

	Nine Months Ended September 30,
	2017 (1)	2016 (1)	% Change
Total Revenue	$766,351	$783,638	-2.2%
Franchise and Management Segment Adj. EBITDA	91,318	89,221	2.4%
Owned Hotels Segment Adj. EBITDA	208,955	228,154	-8.4%
Total Adj. EBITDA	266,679	290,445	-8.2%
Total Adj. EBITDA margin	34.8%	37.1%
Operating Income (Loss)	115,882	56,250	NM	(2)
Operating Income Margin	15.1%	7.2%
Adj. Operating Income	132,516	154,098	-14.0%
Adj. Operating Income Margin	17.3%	19.7%

(1)	2016 results include approximately $26 million of total revenues and approximately $8 million of total Adjusted EBITDA from hotels sold in 2016 and 2017
(2)	Change in terms of percentage is not meaningful

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016		% Change
	Net Income	Diluted EPS	Net (Loss) Income	Diluted EPS	Net (Loss) Income		Diluted EPS
Net Income (Loss) Attributable to La Quinta Holdings' stockholders	$30,790	$0.26	$(1,260)	$(0.01)	NM	(1)	NM	(1)
Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$40,770	$0.34	$57,449	$0.49	-29.0%		-30.6%

(1)	Change in terms of percentage is not meaningful.

Comparable hotel statistics	Three Months Ended September 30, 2017	Variance Three Months Ended September 30, 2017 vs. 2016		Nine Months Ended September 30, 2017	Variance Nine Months Ended September 30, 2017 vs. 2016
Owned hotels
Occupancy	68.7%	25	bps	67.0%	-15	bps
ADR	$87.54	0.0%		$86.62	1.0%
RevPAR	$60.16	0.4%		$58.03	0.8%
Franchised hotels
Occupancy	74.4%	204	bps	70.0%	188	bps
ADR	$101.17	2.1%		$96.13	1.6%
RevPAR	$75.23	5.0%		$67.33	4.4%
System-wide
Occupancy	71.6%	116	bps	68.5%	87	bps
ADR	$94.69	1.3%		$91.52	1.4%
RevPAR	$67.76	2.9%		$62.72	2.7%

	Three Months Ended September 30, 2017	Variance three months ended September 30, 2017 vs. 2016	Nine Months Ended September 30, 2017	Variance Nine Months Ended September 30, 2017 vs. 2016
RevPAR Index(1)	96.8%	147 bps	96.2%	217 bps

(1)	Information based on the STR competitive set of hotels existing as of September 30, 2017.

Development

During the third quarter of 2017, the Company opened a total of nine franchised hotels (over 700 rooms), excluding one temporary location, and terminated four franchised hotels, resulting in a net increase of six franchised hotels during the third quarter.  The elevated level of franchise terminations was in keeping with the Company’s overall strategy to drive consistency in its product. As of September 30, 2017, the Company had a pipeline of 252 franchised hotels totaling approximately 23,700 rooms, to be located in the United States, Mexico, Colombia, Nicaragua, Guatemala, Chile, and El Salvador.

Owned Hotel Portfolio

As of September 30, 2017, the Company had three hotels held for sale. During the third quarter of 2017, we closed on the sale of one hotel and entered into an agreement to sell an owned hotel located in Morrisville, North Carolina. In addition, during the third quarter, construction progressed on the portfolio of approximately 50 owned hotels which the Company believes have the opportunity to be repositioned upward within their markets in order to drive enhanced guest experience and revenue growth. Late in the second quarter and throughout the third quarter, several of these hotels emerged from construction and are currently being reintroduced to their markets as being significantly improved.

Balance Sheet and Liquidity

As of September 30, 2017, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.4%, including the impact of an interest rate swap.  Total cash and cash equivalents was $180.0 million as of September 30, 2017.

Outlook

Based upon management’s current estimates, the Company is updating its guidance for the full year 2017:

	Updated Guidance	Prior Guidance
RevPAR growth on a system-wide comparable hotel basis	2.0 percent to 3.0 percent	0.0 percent to 2.0 percent
Adjusted EBITDA	$320 million to $335 million	$320 million to $340 million

Please see the schedules to this press release for a reconciliation of Adjusted EBITDA to Adjusted Net Income (Loss) Attributable to La Quinta Holdings’ stockholders.  A reconciliation of Adjusted EBITDA to the closest GAAP financial measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to impairment charges, gains or losses on sales of assets, and other non-recurring items excluded from these non-GAAP financial measures.  For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties beginning at 5:30 p.m. Eastern Time on Wednesday, November 1, 2017. The call may be accessed by dialing (844) 395-9252, or (478) 219-0505 for international participants, and enter passcode 97212983.  Participants may also access the live call via webcast by visiting the Company's investor relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

The replay of the call will be available from approximately 8 a.m. Eastern Time on November 2, 2017 through midnight Eastern Time on November 9, 2017. To access the replay, the domestic dial-in number is (855) 859-2056, the international dial-in number is (404) 537-3406, and the passcode is 97212983. The archive of the webcast will be available on the Company's website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the outcome of the Company’s strategic initiatives and the potential separation of its businesses and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income and Adjusted Earnings Per Share. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures for historical periods.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 890 properties representing approximately 87,500 rooms located in 48 states in the U.S., and in Canada, Mexico, Honduras and Colombia. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ Hotel™ brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations Media

Kristin HaysTeresa Ferguson

214-492-6896214-492-6937

investor.relations@laquinta.com  Teresa.Ferguson@laquinta.com

LA QUINTA HOLDINGS INC.

BALANCE SHEETS

(in thousands, except share data)

	September 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$180,037	$160,596
Accounts receivable, net of allowance for doubtful accounts of $4,154 and $4,022	60,649	45,337
Assets held for sale	8,384	29,544
Other current assets	14,274	9,943
Total Current Assets	263,344	245,420
Property and equipment, net of accumulated depreciation	2,494,402	2,456,780
Intangible assets, net of accumulated amortization	176,237	177,002
Other non-current assets	17,825	13,321
Total Non-Current Assets	2,688,464	2,647,103
Total Assets	$2,951,808	$2,892,523
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$17,514	$17,514
Accounts payable	41,825	38,130
Accrued expenses and other liabilities	60,624	64,581
Accrued payroll and employee benefits	43,641	38,467
Accrued real estate taxes	24,797	21,400
Total Current Liabilities	188,401	180,092
Long-term debt	1,673,429	1,682,436
Other long-term liabilities	25,880	29,130
Deferred tax liabilities	361,118	343,028
Total Liabilities	2,248,828	2,234,686
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value; 100,000,000 shares authorized and none outstanding as of September 30, 2017 and December 31, 2016	—	—
Common Stock, $0.01 par value; 2,000,000,000 shares authorized at September 30, 2017 and December 31, 2016; 132,476,865 shares issued and 117,459,877 shares outstanding as of September 30, 2017 and 131,750,715 shares issued and 116,790,470 shares outstanding as of December 31, 2016	1,325	1,318
Additional paid-in-capital	1,177,841	1,165,651
Accumulated deficit	(265,216)	(296,006)
Treasury stock at cost, 15,016,988 shares at September 30, 2017 and 14,960,245 shares at December 31, 2016	(210,340)	(209,523)
Accumulated other comprehensive loss	(3,208)	(6,372)
Noncontrolling interests	2,578	2,769
Total Equity	702,980	657,837
Total Liabilities and Equity	$2,951,808	$2,892,523

LA QUINTA HOLDINGS INC.

STATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)
REVENUES:
Room revenues	$222,883	$230,081	$643,670	$669,422
Franchise and other fee-based revenues	32,842	30,026	86,995	80,196
Other hotel revenues	4,950	4,895	14,683	14,744
	260,675	265,002	745,348	764,362
Brand marketing fund revenues from franchised properties	7,967	7,310	21,003	19,276
Total Revenues	268,642	272,312	766,351	783,638
OPERATING EXPENSES:
Direct lodging expenses	110,387	108,649	315,175	311,139
Depreciation and amortization	37,934	36,048	110,390	110,973
General and administrative expenses	34,615	29,572	105,551	86,451
Other lodging and operating expenses	17,419	14,872	39,310	45,848
Marketing, promotional and other advertising expenses	18,656	15,566	59,370	55,853
Impairment loss	989	1,058	989	100,618
Gain on sales	(1,457)	(2,048)	(1,319)	(2,770)
	218,543	203,717	629,466	708,112
Brand marketing fund expenses from franchised properties	7,967	7,310	21,003	19,276
Total Operating Expenses	226,510	211,027	650,469	727,388
Operating Income (Loss)	42,132	61,285	115,882	56,250
OTHER INCOME (EXPENSES):
Interest expense, net	(20,696)	(20,427)	(60,929)	(61,019)
Other income	834	1,188	741	2,288
Total Other Expenses, net	(19,862)	(19,239)	(60,188)	(58,731)
Income (Loss) Before Income Taxes	22,270	42,046	55,694	(2,481)
Income tax (expense) benefit	(9,862)	(19,362)	(24,785)	1,359
NET INCOME (LOSS)	12,408	22,684	30,909	(1,122)
Less: net loss (income) attributable to noncontrolling interests	7	(18)	(119)	(138)
Net Income (Loss) Attributable to La Quinta Holdings’ Stockholders	$12,415	$22,666	$30,790	$(1,260)

RECONCILIATIONS

The tables below provide a reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss), a reconciliation of Adjusted Operating Income to Operating Income, a reconciliation of Adjusted Net Income and Adjusted Earnings Per Share to Net (Loss) Income and Earnings Per Share, and a reconciliation of Adjusted EBITDA to Adjusted Net Income with respect to the Company’s outlook. The Company believes this financial information provides meaningful supplemental information. The Company further believes the presentation of Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted Earnings Per Share provides meaningful information because it excludes the impact of certain special items and/or certain items that are not expected to have an ongoing effect on its operations. This represents how management views the business and reviews its operating performance. It is also used by management when publicly providing the business outlook.

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. The Company adjusts EBITDA when evaluating its performance because the Company believes that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, provides useful supplemental information to management and investors regarding its ongoing operating performance. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors about it and its financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in the Company’s industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net (loss) income, cash flow or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments, on its indebtedness;
•	EBITDA and Adjusted EBITDA do not reflect the Company’s tax expense or the cash requirements to pay its taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that the Company considers not to be indicative of its future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in the Company’s industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

“Adjusted EBITDA margin” represents the ratio of Adjusted EBITDA to total revenues.

“Adjusted operating income (loss)” represents the Company’s reported operating income (loss), adjusted to exclude the impact of items not indicative of ongoing operating performance. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in the Company’s operating results.

“Adjusted Net Income” and “Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Adjusted Net Income and Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Operating income	$42,132	$61,285	$115,882	$56,250
Interest expense, net	(20,696)	(20,427)	(60,929)	(61,019)
Other income	834	1,188	741	2,288
Income tax (expense) benefit	(9,862)	(19,362)	(24,785)	1,359
(Loss) income from noncontrolling interest	7	(18)	(119)	(138)
Net Income (Loss) attributable to La Quinta Holdings’ Stockholders	12,415	22,666	30,790	(1,260)
Interest expense	21,012	20,501	61,584	61,190
Income tax expense (benefit)	9,862	19,362	24,785	(1,359)
Depreciation and amortization	38,216	36,224	111,231	111,620
Noncontrolling interest	(7)	18	119	138
EBITDA	81,498	98,771	228,509	170,329
Impairment loss	989	1,058	989	100,618
Gain on sales	(1,457)	(2,048)	(1,319)	(2,770)
Loss (gain) related to casualty disasters	1,747	(303)	(1,234)	(282)
Equity-based compensation	3,887	3,701	12,186	10,811
Amortization of software service agreements	2,498	2,272	7,145	6,906
Other losses (gains), net	4,662	(2,714)	20,403	4,833
Adjusted EBITDA	$93,824	$100,737	$266,679	$290,445

SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Revenues
Owned Hotels	$229,142	$236,426	$661,748	$688,345
Franchise and management	33,174	32,101	91,318	89,221
Segment revenues	262,316	268,527	753,066	777,566
Other fee-based revenues from franchised properties	7,967	7,310	21,003	19,276
Corporate and other	34,633	33,824	96,032	95,955
Intersegment elimination	(36,274)	(37,349)	(103,750)	(109,159)
Total revenues	$268,642	$272,312	$766,351	$783,638
Adjusted EBITDA
Owned Hotels	$69,295	$76,662	$208,955	$228,154
Franchise and management	33,174	32,101	91,318	89,221
Segment Adjusted EBITDA	102,469	108,763	300,273	317,375
Corporate and other	(8,645)	(8,026)	(33,594)	(26,930)
Total Adjusted EBITDA	$93,824	$100,737	$266,679	$290,445

ADJUSTED OPERATING INCOME NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Operating income	$42,132	$61,285	$115,882	$56,250
Impairment loss	989	1,058	989	100,618
Retention plan	2,923	—	8,487	—
Reorganization costs	3,388	—	8,477	—
Gain on sales	(1,457)	(2,048)	(1,319)	(2,770)
Adjusted operating income	$47,975	$60,295	$132,516	$154,098

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016

	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net Income attributable to La Quinta Holdings’ Stockholders	$12,415	0.11	$22,666	$0.20
Impairment loss	989	0.01	1,058	0.01
Retention plan	2,923	0.02	—	—
Reorganization costs	3,388	0.03	—	—
Gain on sales	(1,457)	(0.01)	(2,048)	(0.02)
Tax impact of adjustments	(2,337)	(0.02)	396	—
Adjusted Net Income attributable to La Quinta Holdings’ Stockholders	$15,921	0.14	$22,072	$0.19
Weighted average common shares outstanding, basic		116,090		115,795
Weighted average common shares outstanding, diluted		116,849		115,955

	Nine Months Ended September 30, 2017		Nine Months Ended September 30, 2016

	Net Income	Diluted Earnings Per Share	Net (Loss) Income	Diluted (Loss) Earnings Per Share
Net Income (Loss) attributable to La Quinta Holdings’ Stockholders	$30,790	$0.26	$(1,260)	$(0.01)
Impairment loss	989	0.01	100,618	0.85
Retention plan	8,487	0.07	—	—
Reorganization costs	8,477	0.07	—	—
Gain on sales	(1,319)	(0.01)	(2,770)	(0.02)
Tax impact of adjustments	(6,654)	(0.06)	(39,139)	(0.33)
Adjusted Net Income attributable to La Quinta Holdings’ Stockholders	$40,770	$0.34	$57,449	$0.49
Weighted average common shares outstanding, basic		116,004		118,886
Weighted average common shares outstanding, diluted		116,560		118,956

ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2017

(unaudited, in thousands)

	Year Ending December 31, 2017
	Low Case	High Case
Adjusted Net income attributable to La Quinta Holdings’ Stockholders (1)	$41,820	$50,820
Interest expense (2)	84,000	84,000
Income tax provision	27,880	33,880
Depreciation and amortization (3)	150,000	150,000
Noncontrolling interest	300	300
Share based compensation expense (4)	16,000	16,000
Adjusted EBITDA	$320,000	$335,000

(1)

This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to Adjusted Net income attributable to La Quinta Holdings’ stockholders that excludes the impact of certain items that are not expected to have an ongoing effect on the Company’s operations.

(2)

Includes interest expense for $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.4%, including the impact of an interest rate swap, commitment fees for the undrawn balance of the Company’s revolving credit facility, and amortization of deferred financing costs.

(3)	Includes the amortization of software service agreements.
(4)	Reflects equity based compensation expense.

LA QUINTA HOLDINGS INC.

CERTAIN DEFINED TERMS

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: were active and operating in the Company’s system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; except for (i) hotels that sustained substantial property damage or other business interruption, (ii) owned hotels that become subject to a purchase and sale agreement, or (iii) hotels in which comparable results are otherwise not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of the Company’s reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to the Company’s owned, franchised and managed hotel portfolios.